Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 20, 2013 relating to the financial statements and financial highlights which appear in the October 31, 2013 Annual Reports to Shareholders of the iShares 0-5 Year High Yield Corporate Bond ETF, iShares 0-5 Year Investment Grade Corporate Bond, iShares 0-5 Year TIPS Bond ETF, iShares 1-3 Year International Treasury Bond ETF, iShares Aaa - A Rated Corporate Bond ETF, iShares B - Ca Rated Corporate Bond ETF, iShares Baa - Ba Rated Corporate Bond ETF, iShares CMBS ETF, iShares Core Short-Term U.S. Bond ETF, iShares Financials Bond ETF, iShares Floating Rate Bond ETF, iShares Global Inflation-Linked Bond ETF, iShares GNMA Bond ETF, iShares Industrials Bond ETF, iShares International Inflation-Linked Bond ETF, iShares International Treasury Bond ETF, iShares J.P. Morgan USD Emerging Markets Bond ETF, iShares TIPS Bond ETF, iShares U.S. Treasury Bond ETF, iShares Utilities Bond ETF, iSharesBond 2016 Corporate ex-Financials Term ETF, iSharesBond 2016 Corporate Term ETF, iSharesBond 2018 Corporate ex-Financials Term ETF, iSharesBond 2018 Corporate Term ETF, iSharesBond 2020 Corporate ex-Financials Term ETF, iSharesBond 2020 Corporate Term ETF, iSharesBond 2023 Corporate ex-Financials Term ETF, and iSharesBond 2023 Corporate Term ETF, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

February 27, 2014